EXHIBIT 11.      STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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                                                  Three Months Ended             Nine Months Ended
                                                  February 28, 1998              February 28, 1998
                                              -------------------------     -------------------------

                                                  1998           1997           1998           1997
                                              ----------     ----------     ----------     ----------

Basic Earnings Per Common Share:
Net Earnings
    Earnings from continuing operations       $  315,000     $  210,000     $  949,000     $  529,000
    Earnings from discontinued operations             --             --             --          1,000
                                              ----------     ----------     ----------     ----------
        Net Earnings                          $  315,000     $  210,000     $  949,000     $  530,000
                                              ==========     ==========     ==========     ==========

Weighted average number of common
  shares outstanding                           6,045,000      5,160,000      5,902,000      5,160,000
                                              ==========     ==========     ==========     ==========

Net Earnings Per Common Share:
    Earnings from continuing operations       $     0.05     $     0.04     $     0.16     $     0.10
    Earnings from discontinued operations             --             --             --           0.00
                                              ----------     ----------     ----------     ----------
        Net Earnings                          $     0.05     $     0.04     $     0.16     $     0.10
                                              ==========     ==========     ==========     ==========
Diluted Earnings Per Common Share:
Net Earnings
    Earnings from continuing operations       $  315,000     $  210,000     $  949,000     $  529,000
    Earnings from discontinued operations             --             --             --          1,000
                                              ----------     ----------     ----------     ----------
        Net Earnings                          $  315,000     $  210,000     $  949,000        530,000
                                              ==========     ==========     ==========     ==========

Weighted average number of common
  shares outstanding                           6,045,000      5,160,000      5,902,000      5,160,000
Assumed exercise of stock options                182,000             --        193,000             --
                                              ----------     ----------     ----------     ----------
                                               6,227,000      5,160,000      6,095,000      5,160,000

Net Earnings Per Common Share:
    Earnings from continuing operations       $     0.05     $     0.04     $     0.16     $     0.10
    Earnings from discontinued operations             --             --             --           0.00
                                              ----------     ----------     ----------     ----------
       Net Earnings                           $     0.05     $     0.04     $     0.16     $     0.10
                                              ==========     ==========     ==========     ==========
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